UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 22, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously publicly disclosed, on December 22, 2017, Inspired Entertainment, Inc. (the “Company”) and the Chief Strategy Officer of the Company, Daniel B. Silvers, entered into a supplemental letter agreement amending certain terms of Mr. Silvers’ December 14, 2016 employment agreement. The supplemental letter agreement: (i) memorialized Mr. Silvers’ title as Executive Vice President and Chief Strategy Officer; (ii) increased Mr. Silvers’ annual salary to $385,000, effective October 1, 2017; (iii) memorialized the Company’s obligation, in respect of a clause in Mr. Silver’s employment agreement dated December 14, 2016 that he receive benefits on terms no less favorable than those offered to any other executive of the Company except the Chief Executive Officer and Executive Chairman, to pay Mr. Silvers an additional $65,921 in respect of fiscal year 2017, which amount is to be paid by June 30, 2018; and (iv) confirmed Mr. Silvers’ agreement that he will provide professional services of to the Company, consistent with the responsibilities outlined in his December 14, 2016 employment agreement, as reasonably determined by the Company’s Executive Chairman, Mr. A. Lorne Weil. All other terms and conditions of the Mr. Silvers’ December 14, 2016 employment agreement remain unchanged.

As previously publicly disclosed, on December 21, 2017, the Company, on the one hand, and each of Mr. Weil and Mr. Silvers, on the other hand, entered into agreements regarding each such executive’s respective outstanding awards of restricted stock previously granted under the Company’s 2016 Long-Term Incentive Plan. Specifically, the Company and each such executive agreed that his award of restricted stock was cancelled. In the case of Mr. Weil, 926,272 shares of restricted stock were cancelled, and in the case of Mr. Silvers, 150,000 shares of restricted stock were cancelled. The Company then granted Mr. Weil and Mr. Silvers new awards of restricted stock units under the Company’s Second Long-Term Incentive Plan (the “Second Plan”), with new vesting terms. Under the awards, Mr. Weil received 926,272 restricted stock units and Mr. Silvers received 150,000 restricted stock units. The new restricted stock units vest upon the earliest of a transformational acquisition by the Company (as defined in the award), or the respective recipient’s continued service through December 21, 2019, or a change in control of the Company (as defined in the relevant provisions of the U.S. tax code) or the respective recipient’s death or disability. The awards were made subject to clawback provisions extending for three years following the settlement of the awards. The Second Plan was approved by the Company’s Compensation Committee and full Board of Directors on December 22, 2016. The Company intends to put the Second Plan before stockholders for approval at the 2018 annual meeting of stockholders, currently planned for March 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ Luke Alvarez
Name: Luke Alvarez
Title: Chief Executive Officer and President